October 1, 2014



SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control




RE	American Depositary
Shares evidenced by
the American
Depositary Receipts of
Alfresa Holdings
Corporation
Form F6 File No
333193507



Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary for securities
against which American
Depositary Receipts ADRs are
to be issued, we attach a copy
of the new prospectus
Prospectus reflecting the
change in ratio from 4 ADSs  1
Common Shares to 1 ADS  1
Common Share.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the
Form F6 Registration
Statement, the Prospectus
consists of the ADR certificate
with the revised ratio.
The Prospectus has been
revised to reflect the new ratio
as follows
One 1 American Depositary
Share represents One 1
Share.

Please contact me with any
questions or comments at 212
8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate
Finance







Depositary Receipts